SCHEDULE 14A
                          (Rule 14a-101)

              INFORMATION REQUIRED IN PROXY STATEMENT


                     SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )


Filed by the registrant  X

Filed by a party other than the registrant

Check the appropriate box:

     Preliminary proxy statement

 X   Definitive proxy statement

     Definitive additional materials

     Soliciting material pursuant to Rule 14a-11(c) or Rule
14a-12

                           CenCor, Inc.
         (Name of Registrant as Specified in Its Charter)

                            Registrant
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      X    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-
           6(i)(1), or 14a-6(j)(2).

           $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

           Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.

                           CENCOR, INC.

                        City Center Square
                   1100 Main Street, Suite 2350
                       Post Office Box 26098
                    Kansas City, Missouri 64196

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD JUNE 29, 1995

TO ALL STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of CenCor, Inc. ("CenCor"), a Delaware corporation, will be held on the 29th day of June, 1995, at 2:00 p.m., Central Standard Time, at City Center Square, 2nd
Floor Conference Room, 1100 Main Street, Kansas City,
Missouri, for the following purposes:

     (1) To elect four members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

     (2) To ratify and approve the appointment of the auditors for CenCor for 1995; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 22, 1995, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                 BY ORDER OF THE BOARD OF
                                 DIRECTORS


                                 Lisa Henak
                                 Secretary


Dated:  May 26, 1995.

                 IMPORTANT--YOUR PROXY IS ENCLOSED

     You are urged to sign, date and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up and delays.

                           CENCOR, INC.

                        City Center Square
                   1100 Main Street, Suite 2350
                       Post Office Box 26098
                    Kansas City, Missouri 64196

                   ____________________________

                  ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 29, 1995

                   ____________________________

                          PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of CenCor, Inc. ("CenCor") for use at its Annual Meeting of Stockholders to be held on Thursday, June 29, 1995, at 2:00 p.m., Central Standard Time, at City Center Square, 2nd Floor Conference Room, 1100 Main Street, Kansas City, Missouri, and any adjournment or postponement thereof. As used herein, and unless the context indicates otherwise, the term "Company" refers to CenCor collectively with its present sole operating subsidiary, Century Acceptance Corporation ("Century") and, as indicated by the content, its prior subsidiaries. Shares represented by duly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder specifies a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the recommendations made therein with respect to the proposals described in this Proxy Statement. Any person giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to its use.

     The Company will bear all the costs of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by personal contact or telephone by the persons named in the accompanying form of proxy, and the Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy are being mailed or given to stockholders on or about May 26, 1995.

     Only stockholders of record at the close of business on May 22, 1995 will be entitled to notice of, and to vote at, the meeting. On the record date, the Company had 1,240,498 shares of common stock issued and outstanding and entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote on each matter brought to a vote. Provided a quorum is present, the affirmative vote of a plurality of the shares of common stock voting is required for the election of each nominee. The affirmative vote of a majority of the issued and outstanding shares of common stock is required for ratification and approval of the independent public accountants for 1995.

     Management does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

     The following table sets forth, with respect to the Company's common stock (the only class of voting securities), the only person known to be a beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of May 1, 1995.

                           Number of Shares and
Name and Address           Nature of Beneficial
of Beneficial Owner          Ownership<F1>           Percent of Class
Jack L. Brozman, Trustee      597,064<F2>                 48%
Robert F. Brozman Trust
1100 Main St.
Kansas City, Missouri
64105

<F1>   Nature of ownership of securities is direct.
       Beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<F2>   Does not include 34,344 shares held by Jack L.
       Brozman or 20,025 shares held by or for the benefit of Robert F. Brozman's other children, in which the Trust disclaims any beneficial interest.

     The following table sets forth, with respect to the Company's common stock (the only class of voting securities),
(i) shares beneficially owned by all directors of the Company and nominees for director, and (ii) total shares beneficially owned by directors and officers as a group, as of May 1, 1995.

                           Number of Shares and
Name and Address           Nature of Beneficial
of Beneficial Owner           Ownership<F1>        Percent of Class
Jack L. Brozman                 631,408<F2>              51%

Edward G. Bauer, Jr.               ---                   ---

George L. Bernstein                ---                   ---

Marvin S. Riesenbach               ---                   ---

Directors and
Officers as a Group             631,408<F2>              51%

<F1>   Nature of ownership of securities is indirect.
       Beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<F2>   Includes 34,344 shares held by Jack L. Brozman and
       597,064 shares held by the Robert F. Brozman Trust.
       Does not include 20,025 shares held by or for the benefit of Robert F. Brozman's other children, in which the Trust disclaims any beneficial interest.
       Jack L. Brozman is the sole trustee and is also one of the beneficiaries of the Robert F. Brozman Trust.

                             DIRECTORS

     The shares represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the four nominees for director named below. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee. Management recommends a vote for the election of the four nominees for director named below.

Name of Nominee       Served              Principal Occupation for
for Director           Since    Age   Last Five Years and Directorships<F1>
Jack L.Brozman<F1>     1979     45    Chairman of the Board,
                                      President and Chief Executive
                                      Officer of CenCor and
                                      ConCorde Career Colleges,
                                      Inc. ("ConCorde") since June
                                      1991.  Chief Executive Offi-
                                      cer of Century from July 1991
                                      to August 1992.  Chairman of
                                      the Board and Treasurer, from
                                      June 1991 until July 23,
                                      1993, and President and
                                      Director, for more than five
                                      years prior to July 23, 1993,
                                      of La Petite Academy, Inc.
                                      ("LaPetite").  Director of
                                      Century and ConCorde.
Edward G. Bauer,
Jr.<F2><F3>            1991     66    Vice President and General
                                      Counsel of Philadelphia
                                      Electric Company for more
                                      than the five-year period
                                      prior to August 1988.  Re-
                                      tired from this position at
                                      the end of August 1988.
                                      Director of Continental Bank,
                                      Philadelphia, Pennsylvania
                                      for the five-year period
                                      prior to September 1992.
George L.
Bernstein<F2><F3>      1991     63    Chief Financial and
                                      Administrative Officer of
                                      Howard Fischer Associates,
                                      Inc. (executive search firm)
                                      since October 1994.  Chief
                                      Operating Officer of
                                      Dilworth, Paxson, Kalish &
                                      Kauffman, Philadelphia, Pen-
                                      nsylvania (law firm) from
                                      November 1991 to September
                                      1994.  Executive
                                      Partner/Chief Executive
                                      Officer of Laventhol &
                                      Horwath (national public ac-
                                      counting firm which filed for
                                      protection under the
                                      bankruptcy laws in November
                                      1990) for more than five
                                      years prior to May 1990.
                                      Director of R & B, Inc.
                                      (distributor of automotive
                                      parts).  Director of Century
                                      effective April 8, 1993.
                                      Director of O'Brien
                                      Environmental Energy, Inc.
                                      effective March, 1994.

Marvin S.
Riesenbach<F2><F3>     1991     65    Executive Vice President and
                                      Chief Financial Officer of
                                      Subaru of America, Inc. for
                                      more than the five years
                                      prior to October 1990.
                                      Retired from this position at
                                      the end of October 1990.

<F1> Jack L. Brozman is the son of the late Robert F. Brozman and the sole executor of the Brozman Trust.
<F2> Director effective July 1, 1991.
<F3> Member of Special and Audit Committees beginning July 1,
     1991.  Elected to Executive Compensation Committee on
     August 21, 1991.

     The Board of Directors of the Company held five meetings and acted by unanimous written consent on one occasion during the last fiscal year. Standing committees, consisting of the Executive Compensation Committee, the Audit Committee and the Special Committee, held five meetings during the last fiscal year. The Executive Compensation Committee makes salary and bonus recommendations for certain executive officers. The Audit Committee oversees the work of CenCor's independent auditors. The Special Committee has the final authority to thoroughly investigate and report to the Board of Directors on certain matters concerning the misappropriation of CenCor's assets by CenCor's previous chairman of the board, Robert F. Brozman, or certain of his affiliated privately held companies. The Special Committee also has the power and authority to consider the adequacy of CenCor's internal controls and procedures and to investigate and report upon such other matters as the Special Committee considers appropriate. The Special Committee, the Executive Compensation Committee, and the Audit Committee are composed of Messrs. Bauer, Bernstein and Riesenbach. The Company's Board of Directors does not have a nominating committee.

     Except as described below, the Company believes, based on information filed with the Company, that all reports required to be filed for the past two years with the Securities and Exchange Commission under Section 16 by the
Company's executive officers, directors, and ten percent stockholders have been filed in compliance with applicable rules:

     Dennis C. Berglund failed to file an initial report on Form 3 with respect to his appointment as an executive officer of the Company in June 1993. A report on Form 5 disclosing the information required by Form 3 (and reporting no common stock ownership or transactions) was subsequently filed, on an untimely basis, with the Securities and Exchange Commission.


               EXECUTIVE OFFICERS AND KEY EMPLOYEES
                          OF THE COMPANY

     For information concerning the persons, in addition to Jack L. Brozman, who serve as executive officers of CenCor or Century, see Item 10 "Directors and Executive Officers of the Registrant" in the accompanying Annual Report on Form 10-K for the year ended December 31, 1994 (the "10-K Report").


                EXECUTIVE COMPENSATION AND CERTAIN
                           TRANSACTIONS

Summary Compensation Table

     For information concerning the Company's executive and director compensation, see Item 11 "Executive Compensation" in the 10-K Report.

Executive Compensation Committee Report

     The Executive Compensation Committee (the "Committee") which consists of three non-employee directors of the Company, has prepared this report for inclusion in the Proxy Statement. The Committee, which has actively functioned since early 1993, makes salary and bonus recommendations for certain of the Company's executive officers. The Committee attempts to set executive officers' compensation at levels which are fair and reasonable to the shareholders of the Company and which will attract, motivate, retain and appropriately reward experienced executive officers who contribute to the success of the Company.

     Due in part to the limited number of executive officers of the Company, the Committee's compensation policies are subjective and informal. Executive officers' compensation is recommended by the Committee after a subjective review which utilizes the business experience and knowledge of the Committee members. Its decisions are not based upon any specific criteria or financial performance measure. In determining compensation, the Committee considers a number of factors, including the financial condition of the Company, the Company's recent financial performance, the past performance of the executive officer, and the Company's operating plans for the current year. Given the Company's turbulent financial conditions since the summer of 1991, the Committee has given particular significance to the ability of the executive officer to reestablish credibility with the Company's creditor.

     The Company only reviewed and recommended the compensation of two executive officers during 1994; Mr. Brozman, the Company's Chief Executive Officer, and Mr. Healy, the Company's Chief Financial Officer. The criteria and basis used to establish the compensation, including stock appreciation rights, of these two executives and the stock appreciation rights granted to Mr. Berglund, Century's Chief Executive Officer, are discussed in the Executive Compensation Committee Report contained in the Company's Proxy Statement for its 1994 Annual Meeting.

     In early 1995, the Committee met to consider the compensation arrangement for Mr. Brozman for 1995. The
Committee also reviewed the outstanding stock appreciation agreements with Messrs. Brozman, Berglund and Healy.

     With respect to Mr. Brozman, the Committee determined that it would be beneficial to the Company if the Company had an employment agreement with Mr. Brozman, which is not now the case. Accordingly, the Committee is currently negotiating the terms of a three-year employment contract with Mr. Brozman. The annual salary provided for under the proposed employment contract is $150,000 per year. In arriving at this amount, the Committee considered Mr. Brozman's cash compensation (salary plus bonuses), for the past two years which was $160,000 and $150,000 for 1994 and 1993 respectively; Mr. Brozman's estimate that he devotes approximately 40% of his time to the affairs of the Company; and the degree of responsibility that he assumed during the extremely turbulent past three years.

     With respect to the stock appreciation rights, in 1994 the Committee approved the execution by the Company of Stock Appreciation Agreements with Messrs. Brozman, Healy, and Berglund. Mr. Berglund, Mr. Brozman and Mr. Healy were granted 30,000, 15,000, and 10,000 stock appreciation units, respectively, effective June 28, 1994. At the time of the initial approval, the Committee also directed that each executive would further be entitled to a like number of stock appreciation units effective June 28, 1995, provided the Executive was still employed by CenCor or Century at that time. Pursuant to these stock appreciation rights, the Executive would receive compensation for his units at the earlier of his death, permanent disability, involuntary termination of employment without cause, or December 31, 1998, equal to that amount by which the per share value of Century at such time (as determined by a formula in the Agreement) exceeds $13.72. If substantially all of the assets or stock of Century are sold prior to December 31, 1998, the amount to be paid to the Executive would be equal to the amount by which the net liquidation recovery per share of Century stock exceeds $13.72. The Committee assumed, for purposes of the Stock Appreciation Agreements, that the net liquidation recovery per share of Century stock was $13.72 as of December 31, 1993. In early 1995, the Committee reviewed these outstanding stock appreciation rights and recommended that the grant date for the 1995 stock appreciation rights should be changed to March 1, 1995 instead of June 28, 1995.

     The Committee also took up Mr. Healy's stock appreciation rights in light of his resignation from the full-time employment with CenCor in January 1995. At the time he resigned, Mr. Healy agreed to part-time employment with CenCor and to act as CenCor's representative on the Board of Directors of Century. In recognition of Mr. Healy's continuing part-time services and his designation as CenCor's representative on the Century Board of Directors, the Committee recommended that his benefits under stock appreciation rights should continue only with respect to a sale of Century at any time on or before December 31, 1995.

     The terms of Mr. Berglund's three-year employment agree-ment (which commenced June 28, 1993) were negotiated primarily by Mr. Brozman. The CenCor Board of Directors as a whole generally concurred in the compensation, bonus, incentive, fringe benefit and other arrangements made with Mr. Berglund, although his employment agreement was formally approved by the Century Board of Directors. The Committee did, however, negotiate and approve the grant of stock appreciation units to Mr. Berglund.

     The employment terms for the other key executives of Century were negotiated by Century's President. The CenCor Board of Directors received general informational reports about any changes in compensation arrangements for continuing executives of Century and arrangements with newly hired Century executives. These matters were considered by the CenCor Board primarily in the context of an overall budget. The CenCor Board of Directors did not give in depth consider-ation to compensation arrangements of the individual Century executives, other than Mr. Berglund.

     Executive Compensation Committee:  Marvin S. Riesenbach,
Chairman; Edward G. Bauer, Jr. and George L. Bernstein.

Common Stock Performance

     The following graph shows a comparison of cumulative total returns for the Company, a broad market NASDAQ Index, and an industry index for the five-year period ended December
31, 1994.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


            (Omitted graph depicts the following data:)

                                               NASDAQ
Measured Period                               Composite        Peer
(Fiscal Year Covered)       CenCor, Inc.        (US)           Group
Measurement Pt. 12/31/89        $100             $100          $ 100

FYE 12/31/90                    $ 75             $ 85          $ 102
FYE 12/31/91                    $ 61             $136          $ 351
FYE 12/31/92                    $  5             $159          $ 740
FYE 12/31/93                    $  5             $182          $1038
FYE 12/31/94                    $  6             $177          $ 744













     The above graph compares the performance of the Company's common stock with that of a broad market index for NASDAQ Stock Market (U.S. Companies) and an Industry Index. The Industry Index is made up of companies quoted on NASDAQ that have the following Standard Industrial Classification
Codes: 6140 through 6149. The Company's common stock was delisted from the NASDAQ National Market System on December 7, 1992 because of the Company's failure to meet the NASDAQ capital and surplus requirements. Since that time, the Company's common stock has been quoted on an inter-dealer basis in the over-the-counter market on the so-called OTC Bulletin Board.

                     CERTAIN RELATIONSHIPS AND
                       RELATED TRANSACTIONS

     For information concerning certain relationships and related transactions, see Item 13 "Certain Relationships and Related Transactions" in the 10-K Report.

               APPROVAL OF AUDITORS FOR THE COMPANY

     The Board of Directors has selected and appointed Ernst
& Young as the auditors for the Company for the year 1995.

     The following resolution will be offered at the Annual
Meeting:

     "RESOLVED, the action of the Board of Directors in appointing Ernst & Young as the auditors of the Company for 1995 is hereby ratified and approved."

     It is anticipated that representatives of Ernst & Young will attend the Annual Meeting. The representatives of Ernst
& Young will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                       STOCKHOLDER PROPOSALS

     In the event any stockholder intends to present a proposal at the Annual Meeting of Stockholders to be held in 1996, such proposal must be received by the Company, in writing, on or before January 6, 1996, to be considered for inclusion in the Company's next Proxy Statement.


                 VOTING PROXIES AND OTHER MATTERS

     Proxies will be voted in accordance with the choices specified on the form of proxy. If no choice is specified, shares will be voted: (i) "FOR" the nominees listed on the proxy and in this Proxy Statement; and (ii) "FOR" ratification and approval of the appointment of Ernst & Young as the independent public accountants for the Company for 1995.

     Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently knows of no other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying form of proxy will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

                           ANNUAL REPORT

     The Company's 1994 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.


     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                  BY THE BOARD OF DIRECTORS


                                 Lisa Henak
May 26, 1995                                     Secretary


                           CENCOR, INC.                       PROXY
                  ANNUAL MEETING OF STOCKHOLDERS
                           JUNE 29, 1995
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack L. Brozman and Lisa Henak, jointly and individually, as Proxies, with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CenCor, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 29, 1995 or any adjournment or postponement thereof.

1.   Election of Directors
     __   For all Nominees Listed Below      __  Withhold Authority
         (except as marked to the           to vote for all
         contrary below              nominees listed below

       (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2.   Ratification and approval of the appointment of Ernst &
     Young as the independent public accountants for 1995.
         __  For       __  Against      __  Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please see reverse side)
                                                              FRONT



This Proxy When Properly Executed Will be Voted in the Manner
Directed Herein by the Undersigned Stockholders.  If NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1
AND 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

                        Dated:

                        Signature:

                        Signature if held jointly _________
                        (Please sign exactly as names appear
                        to the left.  When stock is registered
                        jointly, all owners must sign.  When
                        signing as attorney, executor, admin-
                        istrator, trustee or guardian, please
                        give full title as such.  If a
                        corporation, please sign in full
                        corporate name by the President or
                        other authorized officer.  If a
                        partnership, please sign in
                        partnership name by an authorized per-
                        son.)
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